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                                                                      EXHIBIT 12

                       Ratio of Earnings to Fixed Charges
                          (In thousands except ratios)

                                                                                Nine Months Ending
                                                                                  30-September-02
                                                                                ------------------
Earnings available for fixed charges:
     Earnings (loss) before income taxes (1)                                         $100,112
     Less: Equity earnings of minority-owned companies                                 (5,613)
     Add: Dividends received from investees under the equity method                        84
     Less: Minority interest income in majority-owned subsidiaries                       (501)
     Add: Fixed charges before capitalized interest                                    64,474
     Add: Amortization of capitalized interest                                          5,483
                                                                                     --------
          Total earnings available for fixed charges                                 $164,039
                                                                                     ========
Fixed charges:
     Interest expense                                                                $ 49,683
     Interest portion of rental expense                                                14,387
     Amortization of discount related to indebtedness                                     404
                                                                                     --------
     Total fixed charges before capitalized interest                                   64,474
     Capitalized interest                                                               8,983
                                                                                     --------
          Total fixed charges                                                        $ 73,457
                                                                                     ========
Ratio of earnings to fixed charges                                                       2.23
                                                                                     ========

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(1)  Includes restructuring and impairment charges of $65 million ($40 million after-tax, or $0.35 per diluted share).